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                          LANDLORD'S SUBORDINATION AGREEMENT

The undersigned LANDLORD is the record owner and lessor to MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC. ("Tenant") of the real property commonly known as 932 Grand Central, Glendale, CA 91201 (the "Premises");

Landlord has been advised that MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS") has or is about to lend moneys to, extend or continue to extend credit to or for the benefit of, or enter into another financial accommodation with, Tenant, or for the benefit of a third party based upon the credit and/or collateral of Tenant, and in connection therewith that Tenant has granted or is about to grant to MLBFS a security interest in, among other collateral, the following property of Tenant; to wit: all equipment, inventory, removable trade fixtures and other tangible and intangible personal property now or hereafter owned by Tenant ("MLBFS' Collateral") Among other conditions thereof, MLBFS has required that Landlord execute and deliver this Agreement.

Accordingly, and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby agrees as follows:

1. Landlord hereby subordinates for the benefit of MLBFS, and with respect to all present and future obligations of or secured by Tenant to MLBFS, any right or interest in MLBFS' Collateral which, but for this Agreement, would or might be prior to the rights and/or security interests of MLBFS, as aforesaid; and Landlord agrees so long as Tenant shall be obligated to MLBFS, it will not, without the prior consent of MLBFS, exercise any right under local law to levy or distrain upon any of MLBFS' Collateral.

2. Landlord further agrees that in the event that MLBFS shall at any time seek to take possession of or remove all or any part of MLBFS' Collateral from the Premises, Landlord will not hinder the same or interfere or object thereto, and Landlord hereby consents to MLBFS' entry upon the Premises for such purposes; provided, however, that: (i) any such removal shall be made during reasonable business hours; (ii) MLBFS shall not, without the prior written consent of Landlord, conduct any public or auction sale on the Premises; and (iii) MLBFS shall promptly at its expense repair any damage to the Premises directly caused by any such removal by MLBFS or its agents of MLBFS' Collateral from the Premises.

This Agreement shall be binding upon and shall inure to the benefit of Landlord and it successors, assigns, heirs and/or personal representatives, as applicable, and MLBFS and its successors and assigns.

Dated as of July 10, 1997.


Landlord:
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By:
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     (Signature 1                (Signature 2)

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     (Printed Name)              (Printed Name)

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     (Title)                     (Title)